                           [LETTERHEAD OF VENABLE LLP]

                                  March 6, 2007

Tortoise Energy Capital Corporation
10801 Mastin Boulevard, Suite 222
Overland Park, Kansas 66210

                  Re:      Registration Statement on Form N-2:
                           1933 Act File No.:  333-139963
                           1940 Act File No.:  811-21725

Ladies and Gentlemen:

                  We have served as Maryland  counsel to Tortoise Energy Capital
Corporation,  a Maryland corporation registered under the Investment Company Act of 1940,  as amended (the "1940 Act"),  as a  closed-end  management  investment company (the  "Company"),  in  connection  with certain  matters of Maryland law arising out of the registration of the following  securities having an aggregate initial offering price of up to $300,000,000  (collectively,  the "Securities"):
(i) shares of common stock,  $.001 par value per share, of the Company  ("Common
Shares");  (ii) shares of  preferred  stock,  $.001 par value per share,  of the
Company  ("Preferred  Shares");  and (iii) debt securities of the Company ("Debt
Securities"),  covered by the above-referenced  Registration Statement,  and all amendments thereto (the "Registration Statement"), filed by the Company with the
United States Securities and Exchange  Commission (the  "Commission")  under the
Securities  Act of  1933,  as  amended  (the  "1933  Act"),  and the  1940  Act.
Capitalized  terms used but not defined  herein shall have the meanings given to them in the Registration Statement.

                  In connection with our representation of the Company, and as a basis for the opinion  hereinafter  set forth,  we have examined  originals,  or copies certified or otherwise  identified to our satisfaction,  of the following documents (collectively, the "Documents"):

                  1.  The  Registration   Statement  and  the  related  form  of
prospectus included therein;

                  2. The charter of the Company (the "Charter"), certified as of a recent date by the State  Department of  Assessments  and Taxation of Maryland
(the "SDAT");

                  3. The Bylaws of the Company (the  "Bylaws"),  certified as of the date hereof by an officer of the Company;

                  4. A  certificate  of the SDAT as to the good  standing of the
Company, dated as of a recent date;

                  5.  Resolutions  (the  "Resolutions")  adopted by the Board of
Directors of the

Tortoise Energy Capital Corporation
March 6, 2007

Company (the "Board") relating to the registration and issuance of the Securities, certified as of the date hereof by an officer of the Company;

                  6. A certificate executed by an officer of the Company,  dated as of the date hereof; and

                  7.  Such  other  documents  and  matters  as  we  have  deemed necessary or appropriate to express the opinion set forth below,  subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents,  whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company)  executing any of the  Documents  has duly  and  validly  executed  and  delivered  each of the
Documents to which such party is a signatory,  and such party's  obligations set forth  therein are legal,  valid and binding and are  enforceable  in accordance with all stated terms.

                  4. All Documents  submitted to us as originals are  authentic.
The form and content of all Documents  submitted to us as  unexecuted  drafts do not differ in any respect  relevant to this opinion from the form and content of such  Documents  as executed and  delivered.  All  Documents  submitted to us as
certified  or  photostatic  copies  conform  to  the  original  documents.   All
signatures on all such  Documents are genuine.  All public  records  reviewed or relied upon by us or on our behalf are true and complete.  All  representations, warranties,  statements and information  contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the  Documents,  and there has been no waiver of any  provision of any of the
Documents, by action or omission of the parties or otherwise.

                  5. The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be  authorized  and approved by the
Board, or a duly authorized  committee thereof,  in accordance with the Maryland
General  Corporation  Law, the  Charter,  the Bylaws and the  Resolutions  (such approval referred to herein as the "Corporate Proceedings").

Tortoise Energy Capital Corporation
March 6, 2007

                  6. Articles  Supplementary creating and designating the number of shares and the terms of any class or series of Preferred  Shares to be issued by the Company  will be filed with and  accepted for record by the SDAT prior to the issuance of such Preferred Shares.

                  7. Upon the issuance of any Securities  that are Common Shares
("Common Securities"),  the total number of Common Shares issued and outstanding will not  exceed  the total  number of Common  Shares  that the  Company is then authorized to issue under the Charter.

                  8. Upon the  issuance  of any  Securities  that are  Preferred
Shares ("Preferred Securities"), the total number of Preferred Shares issued and outstanding,  and the  total  number  of issued  and  outstanding  shares of the applicable  class or series  of  Preferred  Shares  designated  pursuant  to the
Charter,  will not exceed the total number of Preferred  Shares or the number of shares of such  class or series of  Preferred  Shares  that the  Company is then authorized to issue under the Charter.

                  Based upon the  foregoing,  and  subject  to the  assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. Upon the completion of all Corporate  Proceedings  relating to  Common  Securities,  the  issuance  of the  Common  Securities  will be duly authorized  and, when and if issued and delivered  against  payment  therefor in accordance with the  Registration  Statement,  the Resolutions and the Corporate
Proceedings,  the  Common  Securities  will be  validly  issued,  fully paid and nonassessable.

                  3. Upon the completion of all Corporate  Proceedings  relating to Preferred  Securities,  the issuance of the Preferred Securities will be duly authorized  and, when and if issued and delivered  against  payment  therefor in accordance with the  Registration  Statement,  the Resolutions and the Corporate
Proceedings,  the Preferred  Securities will be validly  issued,  fully paid and nonassessable.

                  4. Upon the completion of all Corporate  Proceedings  relating to the Securities that are Debt Securities,  the issuance of the Debt Securities will be duly authorized.

                  The  foregoing  opinion is limited to the laws of the State of
Maryland and we do not express any opinion  herein  concerning any other law. We express no opinion as to compliance  with, or the  applicability  of, federal or state securities laws, including the securities

Tortoise Energy Capital Corporation
March 6, 2007

laws of the State of Maryland,  or the 1940 Act. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

                  The  opinion  expressed  herein  is  limited  to  the  matters specifically  set forth herein and no other opinion shall be inferred beyond the matters  expressly stated. We assume no obligation to supplement this opinion if any  applicable  law changes  after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being  furnished to you for  submission to the
Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by,  quoted in any manner to, or delivered to any other person or entity without,  in each instance,  our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons  whose consent is required by Section
7 of the 1933 Act.

                                                    Very truly yours

                                                   /s/ Venable LLP